UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2013, LTX-Credence Corporation (“LTX-Credence”) entered into a Master Sale and Purchase Agreement (the “Purchase Agreement”) with Dover Printing & Identification, Inc. (“Dover”) and, solely for the limited purposes set forth in the Purchase Agreement, Dover Corporation (“Dover Parent”). Pursuant to the Purchase Agreement, LTX-Credence has agreed to purchase from Dover or its specified affiliates (collectively, the “Sellers”) all assets of the Sellers used exclusively or primarily in connection with the research and development, design, manufacture, assembly, production, marketing, distribution, sale and repair of probes, assembled board and bare board test equipment, and fixturing products and the provision of services related thereto (the “ECT Business,” and such assets and intellectual property, the “ECT Assets”) and all assets of the Sellers used exclusively or primarily in connection with the research and development, design, manufacture, assembly, production, marketing, distribution, sale and repair of semiconductor test handlers, semiconductor test contactors and sockets and semiconductor test load boards, and the provision of services related thereto (the “MT Business,” and such assets and intellectual property, the “MT Assets”) and LTX-Credence has also agreed to assume certain specified liabilities of the Sellers related primarily or exclusively to the Acquired Businesses or the Acquired Assets (as defined below) (such transaction, the “Acquisition”). Under the Purchase Agreement, LTX-Credence will also acquire all of the issued and outstanding capital stock and other equity interests of specified indirect subsidiaries of Dover Parent and its affiliates that are engaged in the Acquired Businesses (collectively, the “Acquired Companies,” and such capital stock and other equity interests, the “Acquired Shares”). The ECT Business and the MT Business are collectively referred to as the “Acquired Businesses” and the ECT Assets, the MT Assets and the Acquired Shares are collectively referred to as the “Acquired Assets.”

LTX-Credence and Dover currently expect the Acquisition to be completed during the fourth calendar quarter of 2013 (the “Closing”). At the Closing, LTX-Credence will pay the Sellers an aggregate purchase price of $93,500,000, of which $73,500,000 will be paid in cash through a combination of existing cash-on-hand and bank debt and $20,000,000 will be paid by the issuance of a promissory note by LTX-Credence to Dover in the original principal amount of $20,000,000. The cash purchase price is subject to a post-Closing working capital adjustment, and will be increased by an amount equal to specified cash balances held by the Sellers as of the Closing and decreased by an amount equal to any acquired indebtedness and the amount of certain transaction costs and employee related liabilities of the Sellers as of the Closing. Subject to certain conditions, the original principal amount of the promissory note is also subject to reduction upon written certification from LTX-Credence to Dover prior to January 1, 2015 of certain specified events related to LTX-Credence’s relocation from or refurbishment of certain properties of the Acquired Businesses, or the prepayment of the promissory note in full prior to such date. The promissory note will accrue interest on the unpaid balance for each day that it remains outstanding after the first anniversary of the date of issuance at a per annum rate equal to the London Interbank Offered Rate plus 10%, and may be prepaid by LTX-Credence at any time without penalty prior to the maturity date, which will be the date that is five years and three months following the issuance of the promissory note.

At or prior to the Closing, LTX-Credence and Dover, or their affiliates, respectively, will also enter into a transition services agreement, an intellectual property termination agreement and a license agreement which will govern certain ongoing relationships between LTX-Credence and Dover and their respective affiliates following the Closing. Pursuant to the transition services agreement, Dover will provide LTX-Credence with certain transition services and access to certain facilities and other assets related to LTX-Credence’s ongoing operation of the Acquired Businesses and LTX-Credence will provide Dover and its affiliates with certain transition services and access to certain facilities related to Dover’s ongoing operation of its retained business and assets, in each case from and after the Closing and for the time periods set forth in the transition services agreement. Under the intellectual property termination agreement, an affiliate of Dover and an ECT Business entity that LTX-Credence will acquire at the Closing will terminate a license agreement relating to the intellectual property used by the acquired entity and transferred to LTX-Credence in connection with the Acquisition and will release each other from liability with respect to any claims that might arise related to such terminated license agreement. Finally, pursuant to the terms of the new license agreement, Dover will license to LTX-Credence, on a perpetual basis, certain software, including source code, for use by LTX-Credence and its affiliates, and, subject to specified payment obligations, Dover will provide maintenance of the software to LTX-Credence until LTX-Credence terminates the maintenance relationship on six months’ notice to Dover.

Within the Purchase Agreement, LTX-Credence and Dover have made customary representations, warranties and covenants in connection with the Acquisition. The obligations of LTX-Credence and Dover to consummate the Acquisition are subject to the satisfaction or waiver of customary conditions, including, among other things, the receipt of specified foreign regulatory approvals and the termination of certain intercompany and related party agreements, as set forth in the Purchase Agreement. The Purchase Agreement also provides each of LTX-Credence and Dover with limited termination rights. Subject to certain exceptions, terms and limitations described in the Purchase Agreement, LTX-Credence and Dover have agreed to indemnify and hold each other harmless against any and all losses arising from, relating to or constituting an inaccuracy in or breach of any representation or warranty to the other party or any breach by the other party of any covenant or agreement contained the Purchase Agreement or any other document or instrument executed and delivered pursuant to the Purchase Agreement. In addition, Dover has agreed, among other things, to indemnify LTX-Credence for any losses resulting from or constituting liabilities of the Acquired Businesses that LTX-Credence did not specifically agree to assume in the Purchase Agreement and any losses arising from certain other specified matters, and LTX-Credence has agreed, among other things, to indemnify Dover for any losses resulting from or constituting liabilities of the Sellers relating primarily or exclusively to the operation of the Acquired Businesses or the Acquired Assets by LTX-Credence, in each case from and after the Closing.

Under the terms of the Purchase Agreement, starting at the Closing, Dover will be subject to certain non-competition restrictions that will prohibit Dover and its affiliates from undertaking, participating in or carrying on, or engaging in specified competitive activities. Dover will also be subject to certain non-solicitation restrictions with respect to specified employees of LTX-Credence or any Acquired Company and with respect to customers and other business relationships of the Acquired Companies or any Acquired Business.

The foregoing descriptions of the Purchase Agreement and the Acquisition do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that LTX-Credence and Dover made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement between LTX-Credence and Dover and may be subject to important qualifications and limitations agreed to by LTX-Credence and Dover in connection with negotiating the terms of the Purchase Agreement. In addition, such representations and warranties: (i) may not be accurate or complete as of any specified date; (ii) are modified and qualified in important part by the underlying disclosure schedules; (iii) may be subject to a contractual standard of materiality different from those generally applicable to investors; or (iv) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in LTX-Credence’s public disclosures. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Any statements in this Current Report on Form 8-K or any Exhibit hereto about future expectations, plans and prospects for LTX-Credence, including statements about the expected timetable for consummation of the Acquisition, and any other statements about LTX-Credence, Dover, the Acquired Businesses or the Acquired Assets, or about LTX-Credence’s future expectations, beliefs, goals, plans or prospects with respect to the Acquired Businesses or Acquired Assets, constitute forward-looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “targets,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the Acquisition; the conditions to the completion of the Acquisition; the parties’ ability to meet expectations regarding the timing and completion of the Acquisition; the possibility that LTX-Credence may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all or be unable to successfully integrate the Acquired Businesses into its ongoing operations; the possibility that the integration of the Acquired Businesses into LTX-Credence’s ongoing operations may be more difficult, time consuming or costly than expected, resulting increases in operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers); the ability of LTX-Credence to retain certain key employees of the Acquired Companies; as well as the other risks described in filings by LTX-Credence with the U.S. Securities and Exchange Commission, including those included under the heading “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended July 31, 2012. LTX-Credence disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Item 8.01 Other Events.

On September 6, 2013, LTX-Credence issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: September 9, 2013	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Sale and Purchase Agreement, made and effective as of September 6, 2013, by and among LTX-Credence Corporation, Dover Printing & Identification, Inc. and, for the limited purposes set forth therein, Dover Corporation.

99.1	Press Release dated September 6, 2013.

(1)	The schedules to the Master Sale and Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. LTX-Credence will furnish copies of any of such schedules to the Securities and Exchange Commission upon request.